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                                                                     Exhibit 5.1
                           HUNTER, SMITH & DAVIS, LLP
                              1212 N. EASTMAN ROAD
                              POST OFFICE BOX 3740
                           KINGSPORT, TENNESSEE 37664

                                September 8, 2000

BancTenn Corp.
301 East Center Street
Kingsport, Tennessee  37660

Ladies and Gentlemen:

         We are acting as counsel to BancTenn Corp., a Tennessee corporation (the "Company"), located in Kingsport, Tennessee. In such capacity, we have supervised certain proceedings taken by the Company in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (collectively, the "Act"), of the offer and sale of up to 428,571 shares (the "Shares") of common stock, $8.00 par value, of the Company.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of the documents and corporate records relating to the authorization, issuance and sale of the Shares and have made such other investigation as we have deemed appropriate and relevant in order to furnish the opinion set forth below.

         In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to questions of fact material and relevant to our opinion, where such facts were not independently verified by us, we have relied, to the extent we deemed such reliance proper, upon certificates or representations of officers and representatives of the Company and appropriate federal, state and local officials.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and when sold, will be validly issued, fully paid and nonassessable.

         We hereby consent to the reference to our firm under the heading "Legal Matters" in, and to the filing of this opinion as Exhibit 5.1 to, the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission by the Company in connection with the offer and sale of the Shares.

                                               Very truly yours,

                                               /s/ HUNTER, SMITH & DAVIS, LLP